Exhibit 23.1

CONSENT OF INDEPENDENT RESEARCH ANALYST

We hereby consent to the reference to our name (including under the heading “Independent Research Analyst”) and description of our role in the analysis and valuation process for Adaptive Medias, Inc. (the “Company”) in the Research Report dated October 12, 2014 to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 23.1 to the Current Report on Form 8-K on the date hereof.

WEALTHMAKERS ONLINE PREDICTIVE RESEARCH

/s/ Tom Ronk
By: Tom Ronk
Title: President

October 13, 2014